As filed with the Securities and Exchange Commission on February 16, 2017

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

☐ Pre-Effective Amendment No.

☐ Post-Effective Amendment No.

MEDLEY LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	6282	27-2437343
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Medley LLC
280 Park Avenue, 6th Floor East
New York, New York 10017

(Address of Principal Executive Offices)

(212) 759-0777

(Registrant’s Telephone Number, Including Area Code)

John D. Fredericks
General Counsel
Medley LLC
600 Montgomery Street, 35th Floor
San Francisco, CA 94111
Telephone: (415) 568-2760

(Name and Address of Agent for Service)

COPIES TO:

R. Cabell Morris, Esq. Winston & Strawn LLP 35 W Wacker Drive Chicago, IL 60601-9703 Tel: (312) 558-5609 Fax: (312) 558-5700	Stuart Gelfond, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel: (212) 859-8000 Fax: (212) 859-4000

Approximate date of proposed public offering: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-216017

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
7.25% Notes due 2024	$5,750,000	$666.43

(1)

Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The Registrant previously registered securities with a proposed maximum aggregate price of $28,750,000 on the Registration Statement on Form S-1, as amended (File No. 333-216017), which was declared effective on February 16, 2017 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum offering price of $5,750,000 are hereby registered, which includes shares subject to the underwriters’ overallotment option.

(2)	The Registrant previously paid filing fees of $3,332.13 in connection with the Prior Registration Statement.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by Medley LLC (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-216017) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on February 16, 2017, are incorporated herein by reference into, and shall be deemed part of, this registration statement. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York, on this 16th day of February, 2017.

MEDLEY LLC

By:	Medley Management Inc., Manager

By:	/s/ Richard T. Allorto, Jr. Name: Richard T. Allorto, Jr. Title: Chief Financial Officer of Medley Management Inc.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard T. Allorto, his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brook Taube Brook Taube	Co-Chief Executive Officer, Chief Investment Officer and Co-Chairman (Co-Principal Executive Officer) of Medley Management Inc., Manager of Registrant	February 16, 2017

/s/ Seth Taube Seth Taube	Co-Chief Executive Officer and Co-Chairman (Co-Principal Executive Officer) of Medley Management Inc., Manager of Registrant	February 16, 2017

/s/ Jeffrey Tonkel Jeffrey Tonkel	President of Medley Management Inc., Manager of Registrant	February 16, 2017

/s/ Richard T. Allorto, Jr. Richard T. Allorto, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Medley Management Inc., Manager of Registrant	February 16, 2017

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Winston & Strawn LLP
23.1	Consent of RSM US LLP
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (see signature page)